Form C

Cover Page

Name of issuer:

Popshots LLC

Legal status of issuer:

Form: Limited Liability Company
Jurisdiction of Incorporation/Organization: DE
Date of organization: 12/20/2012

Physical address of issuer:

205 East 42nd St
15th Floor
New York NY 10017

Website of issuer:

http://www.LiqsShot.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

4.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☑ Other

If Other, describe the security offered:

Common Units

Target number of securities to be offered:

6,877

Price:

$7.27000

Method for determining price:

See Q21

Target offering amount:

$50,000.00

Oversubscriptions accepted:

- ☑ Yes
- ☐ No

If yes, disclose how oversubscriptions will be allocated:

- ☐ Pro-rata basis
- ☐ First-come, first-served basis
- ☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$800,000.00

Deadline to reach the target offering amount:

2/8/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

8

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$1,526,335.00	$768,612.00
Cash & Cash Equivalents:	$842,458.00	$269,852.00
Accounts Receivable:	$82,612.00	$77,614.00
Short-term Debt:	$88,299.00	$216,831.00
Long-term Debt:	$425,000.00	$425,000.00
Revenues/Sales:	$326,973.00	$228,450.00
Cost of Goods Sold:	$224,750.00	$128,531.00
Taxes Paid:	$175.00	$25.00
Net Income:	($1,290,439.00)	($752,274.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Popshots LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Harley Bauer	CoFounder	PopShots LLC	2013
Michael Glickman	Founder	PopShots LLC	2013
Jason Bauer	Real Estate	Voda Bauer Real Estate	2013
Victor Bauer	Founder	Newpop llc	2013
Lauren Maillian	Founder	LMB Group	2013

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Harley Bauer	Co-Founder	2013
Michael Glickman	Founder	2013

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Michael Glickman	360026.0 Common units	21.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> We may have challenges with our manufacturer that could compromise the quality if our product or prevent us from being able to scale as we plan.
>
> State and local laws that govern alcohol sales could change, making it more challenging for us to form partnerships or sell in differnent jurisdictions.
>
> A better funded competitor could enter the market with better relationships and/or a higher marketing spend that could negatively impact our sales.
>
> We will need additional investment capital to continue growth. Should that not be forthcoming our business will suffer.
>
> Sales could grow slower than anticipated, influencing our ability to raise more funds, form partnerships, and attract quality employee talent.
>
> The market for premium premixed shots may be smaller than we anticipate, putting a ceiling on our sales and the value of the company.
>
> Revenue projections for the Company may change or be diminished. The company may generate but retain some or all of the earnings for the development and expansion of its business and product lines accordingly, and choose not to make distributions to the shareholders. If the Company does not generate enough revenue, its business, financial condition, and operating results will be materially adversely impacted.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise:	**$50,000**
Use of Proceeds:	Sales activities, marketing, events and production.
If we raise:	**$500,000**
Use of Proceeds:	Expand into new states and submit additional manufacturing orders to produce more product. Launch our line of wine based shots which will increase our potential footprint for distribution into retailers that only have a beer/wine license.
If we raise:	**$800,000**
Use of Proceeds:	Expand into international markets which is arguably potentially significantly larger for LIQS. We would focus on the EU and Asia first.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.

3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the Investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the Investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

Company:

POPSHOTS LLC, a Delaware limited liability company (the "Company").

Founders:

Michael Glickman and Harley Bauer (the "Founders").

Company Business:

The Company currently conducts business as a developer, marketer and seller of ready-to-drink alcoholic beverage products under the "LIQS" trade name (the "Company Business").

Price Per Unit:

$7.27 per unit of the Company's common membership interest (each, a "Unit"). The Company's price per unit is calculated based upon the Company's 1,168,540 issued and outstanding Units as of the date hereof, which includes all Incentive Units (as defined below) previously issued by the Company, but specifically excludes any Incentive Units which have not previously been allocated or issued, but which may be allocated or issued in the future.

Assumed Pre-Money Valuation:

The price per Unit is based upon an assumed $8,500,000 pre-money equity valuation of the Company.

Offering:

The Company intends to issue and sell up to 343,879 Units to a limited number of third parties and/or existing investors (each, an "Investor"), for the purpose of raising up to $2,500,000 (the "Offering"). Notwithstanding the foregoing, the Company may elect to increase or decrease the Offering amount to be raised from time to time, at the discretion of the Management Committee (as hereinafter defined).

Assuming the Company raises at least $1,000,000 in this Offering, the Company will issue Units to existing holders of Convertible Promissory Notes (the "Noteholders") in the aggregate principal amount of $1,000,000, together with interest accrued thereon, which Units will be issued at an 20% discount to the per-share price being utilized in the Offering (i.e., $5.82 per Unit).

The Offering will (i) only be open to "accredited investors", and (ii) be made on a rolling, "no minimum" basis.

Minimum Investment:

The minimum investment amount for each new Investor will be $100,000; provided, however, the Company may waive this condition, on a case-by-case basis, at the discretion of the Management Committee.

Summary of Operating Agreement:

The following briefly summarizes some of the indicative provisions of the Operating Agreement. The following is a summary only, qualified in its entirety by reference to the Operating Agreement, which will be provided to each individual who expresses interest in this Offering.

Distributions of Net Cash Flow:

Distributions of the net cash flow from the Company, if any, will be made to all Members in accordance with their respective membership interest percentages. As an advance against any distributions, the Management Committee of the Company may elect to make a tax distribution to the members at an assumed applicable combined federal, state and local income tax rate. Distributions of net cash flow from the Company will be made at the sole discretion of the Management Committee. The Company has no current intention of making any distributions to the Members, other than tax distributions (if applicable).

Management Committee:

The Company will be managed by a management committee (the "Management Committee"). The Management Committee will be comprised of seven (7) managers, to be appointed and removed as follows:

- Michael Glickman will be entitled to appoint and remove three (3) managers to the Management Committee, who will initially be Michael Glickman, Lauren Maillian Bias and Alfred Heitkonig.
- Harley Bauer will be entitled to appoint and remove three (3) managers to the Management Committee, who will initially be Harley Bauer, Jason Bauer and Victor Bauer.
- The Founders will be entitled to jointly appoint and remove one (1) manager to the Management Committee, which seat is currently vacant.

The Founders will have the power to appoint and remove additional managers to the Management Committee in the manner specified in the Operating Agreement. The Management Committee will make all material decisions with respect to the Company.

Information Rights:

Each holder of at least a .25% percentage interest in the Company's issued and outstanding equity securities will have customary information rights consistent with the most favorable enjoyed by other holders of series of Company's issued and outstanding shares, on a *pari passu* basis with such shares.

Equity Incentive Plan:

The Company has reserved a total of 138,333 Units for the purpose of issuing options, restricted Common Units, profits interests and other securities to employees, officers, consultants and other third parties (each, an "Incentive Unit") pursuant to an equity incentive plan to account for the administration thereof (the "Equity Incentive Plan").

68,540 of the Incentive Units have been issued as of the date hereof. The Incentive Units reserved under the Equity Incentive Plan may be increased or decreased from time to time in accordance with the terms of the Operating Agreement.

Preemptive Rights:

Prior to any private issuance of Units to third parties (subject to certain material exclusions, as set forth in the Operating Agreement), the Company will offer all Members (including the Investors) the opportunity to purchase up to their pro rata portion of such new issuance; provided, that such Member holds at least a .25% percentage interest in the Company's issued and outstanding equity securities.

Transfers;

Bring-Along Rights; Right of First Refusal; Tag Along Rights:

In the event that the Members of the Company who, along with the Glickman Group and the Bauer Group, represent more than 50% of the outstanding Units of the Company (the "Selling Members"), propose to sell or otherwise dispose of all of their Units then owned by such members to a third-party buyer, then, the remaining Members of the Company (the "Minority Members") will, at the election of such Selling Members, also sell or otherwise dispose of their Units pursuant to the terms and conditions negotiated by the Selling Members for the sale or other disposition of their Units; provided, however, that, subject to any liquidation preference applicable to any Units, the terms and conditions (including the price per Unit and form of consideration) for such sale will be no less favorable to the Minority Members than to the Selling Members.

Other than with respect to Permitted Transferees (as such term is defined in the Operating Agreement), in the event any Member desires to sell or transfer its Units in a bona fide transaction, the Company (and/or the Company's designee) will have the right of first refusal to acquire such Units for the price contained in the bona fide offer.

Other than with respect to Permitted Transferees, in the event any Member proposes to sell or transfer its Units in a bona fide transaction, the other Members who then maintain at least a .25% percentage interest in the Company's issued and outstanding equity securities of the Company will have the right to "tag along" with such proposed sale, pro rata, in accordance with their respective membership interest percentages (subject to limited exceptions).

Intellectual Property:

All trademarks, patents, copyrights, know-how and other intellectual property developed in connection with the Company Business will be the sole and exclusive property of the Company.

Confidentiality:

During such time as any Investor is a Member and thereafter, all information related to the Company or the Company Business which is disclosed by the Company to such Investor will be kept confidential by the Investor.

The descriptions set forth in this Summary IS subject to, and qualified in their entirety by reference to, THE MEMBERSHIP INTEREST PURCHASE AGREEMENT and THE OPERATING Agreement, as applicable. Prior to consummating the purchase of any UNITS in thIS Offering, each potential Investor in the Company must agree to be bound to the terms and conditions of THE MEMBERSHIP INTEREST PURCHASE AGREEMENT and OPERATING Agreement. EACH INVESTOR should review each of THE OPERATING Agreement AND THE MEMBERSHIP INTEREST PURCHASE AGREEMENT in their entirety, and consult with HIS, HER OR ITS legal counsel, accountant and tax advisors, prior to determining whether thIS Offering is a suitable investment.
[1] This number will be increased to account for conversion of accrued interest.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

The terms of the securities may only be modified with the written consent of the holders of a majority-in-interest of those securities. In the case that Popshots LLC seeks to modify those terms, we may rely on the negative consent of holders of the securities, unless the change in terms negatively impacts such holders, in which case we will solicit positive consent.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Preferred Stock (list each class in order of preference):			
Common Units	1,718,441.18	1,464,560.18	Yes
Common Stock			
Other			
			No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	138,333

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering). **These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents. To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted. Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns. Additional risks related to the rights of other security holders are discussed below, in Question 20.**

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

Depending on the amount invested, investors may not receive preemptive rights, information rights, or tag along rights.

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the unitholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the unitholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The unitholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The unitholders have the right to redeem their securities at any time. **Unitholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional units, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

Because there is no public market for our securities, the price of units has been determined by our board of directors. Among the factors we have considered in determining the initial price are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our common units that take into account factors such as the following:

- unrelated third party valuations of our common units;
- the price at which we sell other securities, such as convertible debt or preferred units, in light of the rights, preferences and privileges of our those securities relative to those of our common units;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the lack of marketability of our common units;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Management, and the Investor will have no independent right to name or remove an officer or member of the Management of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from unitholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company to manage the Company so as to maximize value for unitholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company. If the Management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Convertible notes issued in 2016 converted into equity in early 2017.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
6/2015	Section 4(a)(2)	Priced Round	$1,200,000	General operations
1/2016	Section 4(a)(2)	Convertible Note	$500,000	General operations
9/2016	Section 4(a)(2)	Convertible Note	$500,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Overview

LIQs was founded in 2013 to provide a premium quality solution to the growing demand for convenient and portable pre-mixed cocktail shots and address the evolving trends in the $3.3 Billion U.S. Ready to Drink (RTD) cocktail market. In particular, we are focusing on the under 35 customer who makes up a significant portion of total RTD sales, and represents over 50% of the drinking population. We market to this group with high quality ingredients, innovative packaging and sleek, highly visual point of sale (POS) serving trays and other collateral materials which grab the attention of the customer and build brand recognition.

Our primary product is the LIQS shot which combines premium Vodka, Tequila or Whisky with real fruit juice, and natural flavors to create classic bartender favorites as the Kamikaze, Lemon Drop, and Fireball. We have developed an innovative and high distinctive plastic shot glass that is perfect for night clubs, golf clubs, music festivals, pool areas and other locations where glass is a hazard and bar-shot service impractical. The LIQS shot drives additional revenue for the bar or event venue as well as providing the customer a unique and fun alternative to waiting at the bar for traditional shots to be poured.

Venues which carry our LIQS shots include marquis entertainment nameplates such as Mondrian South Beach, Bowlmor Lanes, Barclay's Center, Wynn & Encore Hotels, Foxwoods Casinos and PGA National Golf Club as well as many nightclubs and bars.

We are also introducing a new line of cocktail shots which are based on wine rather than traditional spirits. We believe this will open up significant new revenue opportunities for sales into venues such as supermarkets, stadiums, parks and other locations which have beer & wine only licenses. This secondary line will be available in the fall of 2017.

Revenue Generation

All of our products are sold through wholesale distributors to liquor stores, nightclub/bars, hotels, golf clubs and other venues across the country. The production and sale of liquor products is highly regulated and distributors can only purchase product from licensed distillers. As such, our distributors order from and are invoiced by the distillery/packaging house (co-packing) and not from LIQS directly. LIQS does not receive revenue directly from the end retail account or the distributor, but rather from the co-packaging facility. However, LIQS sales and marketing personnel may make sales calls with the distributor or run on-site promotional events designed to gain acceptance and recognition of the product at important venues.

Results of Operations

LIQS has a limited operating history and thus, has produced limited detailed financial reporting. However, since 2014 we have grown at a CAGR of 41% with 2016 sales of $326,973 representing a 67% increase over 2015. Currently the Company has 8 distribution partners in the US and one distribution partner in Canada. Total case sales for 2016 were 6,975 versus 4,834 in 2015 and 2,701 in 2014. This represents a case shipment growth rate of 152% since 2014. Case sales is an important metric in the liquor industry is often the basis for a brand's valuation.

As an early stage Company, we continue to re-invest in the business, build our distribution network, and spend significantly on marketing and customer acquisition. As such, we have run deficits in the past and expect to run deficits in near future. Net losses for 2015 and 2016 were $752,274 and $1,290,439 respectively.

The Company has restated their 2015 and 2016 financial statements to conform to GAAP presentation and are summarized as follows:

Projections

While LIQS participates in marketing events such as in-store tastings and on-site product launches, continued sales growth will be driven by two main factors. First, we aim to increase the number of distributors carrying our product, allowing for further geographic reach and increasing our ability to "push" product into the market. Second, through the use of highly visible collateral materials and POS displays, our goal is to build brand recognition and customer loyalty resulting in "pull" from venues who need to carry the product due to customer demand.
Over the past few years LIQS has laid the foundation for future growth and the response from existing accounts confirms our belief that we have a strong product in the right niche.

Our projections for 2017 are based on significant growth in case sales from just under 6800 in 2016 to 20,000 in 2017. This reflects an increase in the number of distributors, expansion of the product in existing distributor markets and well as re-orders by current customers. Revenue projections for 2017 are approximately $820,000. Net loss for 2017 is projected to be approximately $1.4 million. For 2018 we project further case growth to over 40,000 cases representing revenues of $1.6 million with a net loss of $1.5 million.

These growth projections are predicated on our ability to produce and ship product. Currently the Company must pay for all product upon production and thus, our ability to build inventory is dependent having funds available to support each production run.

Liquidity

We are currently in the process of raising capital in our Series A round of $2.75 million. To date we have raised $1.845 million and are actively seeking additional investors. Given the emphasis on growth we expect to need significant capital in the future to build inventory, bring on key account personnel and fund marketing efforts. Failure to secure additional rounds of financing may impact the ability of the business to meet its projections and continue to expand.

We currently have $175K in the bank as of 8/9/2017 (and $100K in receivables.). We have been spending~ 85/month in 2017 and revenue has tracked ~ 41k/month. Expenses should be consistent moving forward apart from inventory runs that we do 3-4 times a year that tend to cost ~150k the last of which we completed in June. We will continue to finance the company with investment capital.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   - A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   - B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   - C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.LIQSshot.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

LIQSCocktailShot llc fixed

Appendix C: Financial Statements

Financials 1
Financials 2

Appendix D: Director & Officer Work History

Harley Bauer
Jason Bauer
Lauren Maillian
Michael Glickman
Victor Bauer

Appendix E: Supporting Documents

POPSHOTS_OPERATING_AGREEMENT_EXECUTED.pdf
LIQS_OA_Amendment_1.pdf
2nd_Amendment_to_OA.pdf
3rd_Amendment_to_Popshots_LLC_Agreement_-_8-4-17.docx

FOLLOW US FOR UPDATES

2 FOLLOWERS

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LIQS
COCKTAIL SHOT
VODKA • LEMON DROP
WHISKEY • FIRESHOT
VODKA • LYCHEE • GRAPEFRUIT
VODKA • KAMIKAZE

INVEST IN LIQS COCKTAIL SHOT

The World's First Premixed Cocktail Shot!

$0

raised of $50K goal

$1,000 min

INVEST

by Wefunder Portal LLC

Priced Round

$8.5M pre-money valuation | **$7.27**/share

If you invest, you're betting LIQS Cocktail Shot will be worth more than $8.5M in the future.

INVESTOR PERKS

$1,000+ LIQS t-shirts, 20% off coupon code. Entry into drawing for one of three $500 store credit certificates.

$5,000+ LIQS goody bag, 20% off coupon code, and a table top branded fridge (filled with LIQS). Entry into drawing for one of three $500 store credit certificates.

$10,000+ LIQS goody bag, 20% off coupon code, table top branded fridge filled with LIQS ** Plus 2 VIP Music Festival Passes (for a festival sponsored by LIQS). Entry into drawing for one of three $500 store credit certificates.

$25,000+ LIQS goody bag, 20% off coupon code, table top branded fridge filled with LIQS ** Plus 2 VIP Music Festival Passes (for a festival sponsored by LIQS). + Air and Hotel for 2. Entry into drawing for one of three $500 store credit certificates.

LIQS are premixed cocktails in a sealed plastic shot glass so they are portable. Our recipes are mixology inspired, made with premium spirits, real fruit juice, natural flavors and are low sugar. LIQS are sold in 11 states, online and can be found at music festivals, hotels, casinos, nightclubs, music venues, golf courses, and hundreds of liquor stores.



Michael Glickman
CO-FOUNDER, LIQS COCKTAIL SHOT

OUR AMBITION

We created this ready-to-drink cocktail to be the go-to choice for pool parties, boating, weddings, concerts, etc. because we're portable, small, and convenient to drink. We're already in 11 states spread out across the nation, including key party states like New York (NYC) and Nevada (Vegas), and we're expanding even further this year. We plan to capitalize on lost sale opportunities due to long bar lines, delay in cocktail waitress service, and the need to protect spot or seats at venues.

KEY FACTS

- Created five innovative flavors using premium vodka, whiskey and tequila + real fruit juice and all-natural flavors.
- Currently sold in FL, TX, MA, NY, NJ, CT, RI, NV, CA, KS and KY.
- Signed a national partnership deal with Palmer Advantage Golf to sell at 80+ golf clubs.
- Signed our first arena deal with Barclay's Center in New York, selling LIQS in VIP suites, club houses and at general admission portable bars.
- Sponsorship deals with major music festivals including Mysteryland, EDC Vegas, Life In Color and Electric Zoo.
- New York Times article. A full page cover story in the business section in April 2016.
- Hotel & Casino growth including - Wynne, Encore, MGM Signature, Pallazo, Venetian, Foxwoods, Caesars, Empire City Casino and many more.

DOCUMENTS

LIQS_On-Premise.pdf
LIQS_Off_Premise_Sell_Sheet.pdf

liqsshot.com

RETAIL ALCOHOL FOOD ECOMMERCE BREWERY WINE HOSPITALITY DISTILLERY VODKA COCKTAILS EVENTS NIGHTLIFE FESTIVALS BARS & CLUBS TEQUILA MIXOLOGY LIQUOR SHOTS RTD READY TO DRINK DISTILLED SPIRITS

WHY I LIKE LIQS COCKTAIL SHOT

Michael and Harley are innovative, meticulous & driven and are rocketing to success with LIQS. I am thrilled to be one of the earliest independent investors in the company and encourage others to get involved. I truly believe this is a brilliant product that is changing the way people consume liquor. From home entertainment, to Las Vegas casinos, these delicious shots are popping up everywhere!



Alfred Heitkonig

INVESTOR

THE BUZZ ABOUT LIQS COCKTAIL SHOT

Two New Yorker's are shaking things up and adding a little Sophistication with their ready-to-drink cocktail shots

Janet Morrissey

Writer for New York Times

Great to have LIQS available on our casino floor to offer guests instant tasty libations

Thiphakhoun Vyrasith

Director of Food and Beverage at Empire City Casino

LIQS, a pioneer in the ready-to-drink shot category

Staff Writer

Writer at Chilled Magazine

Forget a chaser! These "cocktails in a shot glass" can be easily taken straight or poured over ice. It's the perfect present for all the party gals on your list.

Sadie Robertson

Writer at Entertainment Tonight

"LIQS is very different -- nobody is really doing it" "Within two months they were sold out"

Barbara Oaktree

Liquor Store Owner

"Michael and Harley are incredibly passionate about the LIQS. They live and breath the business."

Bill W.

Investor

"I believe in the concept and even more importantly, I believe in the founders."

Michael W.

Investor

Michael and Harley have created one of the most unique and innovative new products to come out of the crowded liquor industry.

Michael H.

Investor

Between Harley and Michaels' past successes in this genius new product, I was very excited to invest in the company.

Ben R.

Investor

Wendy Williams | Summer Must-Haves

July 18, 2017

Beat the summer heat with LIQS Cocktail shots! This trendy new drink will spice up your next outdoor affair. Popular flavors include Tequila Cinnamon Orange, Vodka Kamikaze, Vodka Lemon Drop and Vodka Lychee Grapefruit

13 Must Haves To Get You Through College

July 18, 2017

Back to school...meh. We got your back. These 13 items will make college great again!

Eats Beat: Dan Barber partners with SweetGreen

July 18, 2017

Happening this week... No bartender? No problem. LIQS , a line of ready-to-drink cocktail shots, comes in a foil-covered plastic glass fit for boozin' on the beach. The shooters are available in vodka-cucumber-lime, vodka-lychee-grapefruit and tequila-

Liqs

June 22, 2017

A local liquor startup is trying to change your impression of shots.

LIQS Cocktail Shots Enters Into Partnership with Palmer Advantage - BevNET.com

June 5, 2017

New York, NY - LIQS, the world's first premium pre-mixed cocktail shot, has taken its first major step into the world of golf by entering into a relationship with Palmer Advantage LLC., the world's leading private club reciprocal network.

LIQS Cocktail Shots - Sizzle Reel

March 6, 2017

Uploaded by Michael Glickman on 2017-03-06.

A Cocktail Shot Company Looks Beyond Beer Pong

April 7, 2016

Industry experts say LIQS, short for "liquor shots," is in the right space at the right time. Television shows like" Sex and the City," "Mad Men" and, more recently, "Boardwalk Empire" and "Billions" helped bring high-quality spirits and cocktails into

LIQS is Breaking Ground in the RTD Category

December 18, 2015

LIQS, the world's first pre-mixed cocktail shot, is breaking new ground in the RTD category as the brand gains traction in high-volume on-premise accounts. Like most RTD brands, LIQS was initially created for the at-home and on-the-go consumer who

2015 Holiday Gift Guide for Your Reality TV-Obsessed Friends

December 13, 2015

Finding the perfect gift for someone is never easy, but if your friend is obsessed with reality TV, we've totally got you covered. Best Gift: LIQS Premium Cocktail Shots

Summer Drink To Try

August 14, 2015

Summer is almost over. Better move quickly if you haven't had your fun quota filled. As for Brooke Shields, the time-pressed actress/model was recently photographed throwing back colorful LIQS at a party in the Hamptons.

Meet the Locals Who Make the Beer and Spirits You Love

October 28, 2014

LIQS Cocktail Shot, which offers refreshing vodka and tequila shots to go (complete with a recyclable shot glass), is also proving to be popular. It's the kind of cool product that radiates a Miami influence, which is no surprise when you consider that

Entrepreneur hits Houston market with his best shot

October 7, 2014

Harley Bauer is bringing the party to Houston - with portable, ready-made craft cocktail shots. Bauer and business partner Michael Glickman recently launched LIQS, a new liquor brand. Their motto is: "No bartender, no problem." After successfully

Skeptical Investigation: Shots That Drink Like a Cocktail. Maybe.

November 4, 2013

We're lovers. You know that. But every now and again, something comes across our desks that just seems... suspicious. Because of the tremendous material upside to all our lives if these claims pan out, we at times put ourselves in harm's way to

WORLD'S FIRST PRE-MIXED SHOTS ON-THE-GO

A mixology-inspired portable cocktail shot

LIQS brings together the quality of a fresh cocktail (made with premium liquor and real fruit juice) and the convenience of a portable, ready-to-drink shot. It can be downed in one go, sipped, or poured over ice – however you like to enjoy your drink. Perfect for boat/beach/pool, tailgating, home entertaining, catered affairs, or whatever event you're going to!


LIQS
COCKTAIL SHOT


LIQS






The New York Times

NEW YORK, THURSDAY, APRIL 7, 2016

Business Day

THE NEW YORK TIMES BUSINESS THURSDAY, APRIL, 7 2016

ENTREPRENEURSHIP

click to enlarge

YEAR AFTER YEAR GROWTH

Growing client list and revenue

We have formed strategic partnerships with companies all over the US where LIQS is a natural fit, such as music festival promoters Insomniac (EDC) and LiveStyle (formerly SFX). In the world of golf, we recently partnered up with Palmer Advantage, where LIQS is being integrated into the F&B program of over 80 national courses. In the last 45 days, we've also expanded and launched several new markets – California, Kentucky & Kansas.



$350K
$300K
$250K
$200K
$150K
$100K
$50K
0
Total Sales in 2016: $326,973
2014
2015
2016
Total Annual Sales

721,692

Shots Sold

40%	47,000	$200,000
margins	Facebook Likes	in 2017 Q1 revenue

Some of Our Customers

The Cocktail and Ready-to-Drink Markets are Booming

50mL spirit sales were up 14% from 2015 to 2016.

Over the last two years, RTD's and Pre-Mixed Cocktail sales have been increasing dramatically around the globe as consumers seek convenience, without sacrificing quality. The combination of (1) alternative packaging, (2) premium spirits and (3) real ingredients has put LIQS at the cross section of these consumer demands. The WSJ just recently reported that cocktail popularity is soaring past beer and wine, and Beverage Daily posted that mergers and acquisitions in the liquor industry are surging. It's the perfect time to invest.

USA TRADE TASTING



Convenience: Alternative Packaging
30% CAGR
Black Box
Bota Box
The IWSR estimates canned wines to be approximately 195,000 9-liter cases by volume.
Growth by Product Package Size
NEW YORK | May 16 & 17, 2017
USA TRADE TASTING

"50ML Sales – Up 14% from '15 to '16"

SAY HELLO TO OUR SHOTS

All Natural. Low Calorie. Low Sugar. 20%-27.5% ABV.


VODKA · LYCHEE · GRAPEFRUIT | PREMIUM MIXED SHOTS
LIQS
LIQS
LIQS

Vodka-Lychee-Grapefruit

The most fruit forward of our cocktail shots, we keep the flavors natural, not overly sweet. The citrus of grapefruit balances effortlessly with the sweetness of lychee.


VODKA · KAMIKAZE | PREMIUM MIXED SHOTS
LIQS
LIQS
LIQS

Vodka-Kamikaze

Typically made from vodka, triple sec and lime juice, we've infused ours with a hint of natural vanilla that elevates this classic shot.


VODKA · LEMON DROP | PREMIUM MIXED SHOTS
LIQS
LIQS
LIQS

Vodka-Lemondrop

Arguably the most popular shot in America, we use real lemon juice and raw sugar cane to create our version of this delicious sweet & sour classic.


TEQUILA · CINNAMON · ORANGE | PREMIUM MIXED SHOTS
LIQS
LIQS
LIQS

Tequila-Cinnamon-Orange

LIQS is the first brand to blend both cinnamon and orange with a premium tequila. This mind-blowing flavor combination is an industry first and will change the way you look at a tequila shot.


WHISKEY FIRESHOT | PREMIUM MIXED SHOTS
LIQS
LIQS
LIQS

Whiskey-Fireshot

Our Whiskey FireShot combines premium, craft-distilled whiskey with pure cinnamon and vanilla creme to create our most dangerously delicious shot yet.

WE'VE REINVENTED THE SHOT GIRL

Skip the line, we deliver the shot to you

Whether it's at the ball game, the club, or a music festival, LIQS "Shot Girls" have you covered. Don't lose your place on the dance floor or battle crowds of people at the bar. We'll bring the drinks to you instead. Keep on dancing the night away while our trained sales team brings trays of easily accessible, ready-to-drink cocktails to you. Our Shot Girls cover a huge portion of our sales at music festivals, concerts, and other On-premise selling events. LIQS shots are great impulse buys, and it saves the customer time and effort – a win-win situation for all involved.





Distribution Channels

We distribute our product through two main outlets: **Off-Premise** (liquor stores) and **On-Premise** (music festivals, casinos, hotels, nightclubs, bars, etc) where the customer can buy LIQS at the bar, in shot buckets at VIP tables, via our roaming shot girls or at our LED shot bars.


ALBERTA, CANADA
Launched: March 2015
CURRENT DISTRIBUTION
• New York
• New Jersey
• Massachusetts
• Connecticut
• Rhode Island
• Florida
• Texas
• Canada
• Nevada
• California
• Kansas
• Kentucky
NEVADA
Launched: June 2016
Distributor: Southern Glazers
TEXAS
Launched: Sept 2014
Distributor: Southern Glazers
FLORIDA
Launched: Oct 2013
Distributor: Opici
MASSACHUSETTS
Launched: Sept 2014
Distributor: United
RHODE ISLAND
Launched: March 2015
Distributor: Rhode Island Dist.
CONNECTICUT
Launched: May 2015
Distributor: Murphy Dist.
NEW YORK / NEW JERSEY
Launched: June 2015
Distributor: Park Street
Elmira (Upstate)



OUR JOURNEY SO FAR

January 2013



LIQS is Born

June 2013



Flavors & Custom Shot Glass Created

October 2013



LIQS Launches

We make our debut in Miami, Florida.

December 2013



Sponsorship

LIQS sponsors VH-1/Scope at Art Basel.

June 2014



Retail Expansion Milestone

LIQS sells into its 500th retail liquor store.

October 2014

Featured in the News

The Houston Chronicle does a profile piece on us.

December 2015



Cheers to the New Years

LIQS is used as the Midnight Toast at Marquee NY

April 2016

More Press Mentions

The New York Times writes a piece on us.

June 2016



Entering the Music Festival Scene

First Major Music Festival Sponsorship (EDC Las Vegas)

October 2016



Selling LIQS at Games

First Major Arena Deal (Barclay's Center)

May 2017



Hole in One!

Sign national deal with Palmer Advantage Golf. We will be sold in 100 gold clubs.

FOUNDER'S LETTER

Like most people who look back fondly on a great night out, the turning point of the evening, when all the fun truly began, was when someone had the brilliant idea to order a round of shots. Whether an ice breaker among new friends, a moment of celebration toasting old friends, or the fastest way to share a drink and jump back into the crowd -- shots have always had the unique ability to not only take the night to the next level, but also to bring people together.

In so many places where we share a drink with friends, making a good tasting shot is not always easy or convenient. Bartenders don't usually have the time to create a perfectly balanced, premium shot, but more often, a watered-down concoction using cheap alcohol and mixers. On top of that, mixing up shots on-the-go or outdoors is nearly impossible. Music festivals, tailgating, boating trips, golf outings -- so many places where it's not ideal to indulge in the spirit of taking shots but we should be!

When we started LIQS (pronounced "LICKS" – short for Liquor Shot), our goal was to create a portable, premixed shot that not only tasted incredible, but serves true purpose and solves a problem. An innovative product that could stand above the rest in a very saturated market, but most importantly, a product that our picky friends would drink and enjoy. Over and over again.

SHOW MORE

MEET THE FOUNDERS



Michael Glickman

Co-Founder

Michael founded two event marketing agencies prior to LIQS and worked in the marketing space for 8 years, with a special focus on advertising liquor brands at bars and clubs all over the country.



Harley Bauer

Co-Founder

Harley Bauer is a life-long entrepreneur who most recently launched LIQS. Prior to LIQS, Harley served as CDO for Crumbs Bake Shop and Director of Development for FLUTIEentertainment.

AND THE REST OF THE TEAM



Hans Heitkoenig

Marketing Manager



Ashley Porto

Marketing Coordinator



Karen Lay

Sales Manager, Florida



Eddie Soto

Sales Manager, New Jersey



Anja Keric

Sales Manager, Texas



Robert Mazza

Sales Manager, Nevada



Bill Aron

Finance



Rob Steinman

Sales Manager, SoCal



Craig D'Eletto
Sales Manager, NoCal

RAISED $2,800,000 FROM 0+ INVESTORS

$600,000	$1,200,000	$500,000	$500,000
January 2013	June 2015	January 2016	September 2016
PRICED ROUND	PRICED ROUND	CONVERTIBLE NOTE	CONVERTIBLE NOTE



Michael Hynes



Bill Wise

Bill Wise is the Managing Director of Click Ventures, which has invested in dozens of start-ups. Bill is also the founding CEO of Mediaocean.



Ben Rinzler



Michael Weinstock

DETAILS

– COLLAPSE ALL

What is LIQS?

LIQS Cocktail Shots are the world's first portable premium mixed shots. We call it a "cocktail shot" because it can be shot, sipped, or poured over ice like a cocktail. It's made using either premium vodka, tequila or whiskey and mixed with real fruit juice and natural flavors. We have five flavors and have 3 or more ingredients to create complex flavor profiles.

What do people love about this concept?

People respond really well to the concept of a portable shot as they love the uniqueness of the brand and the flavors we have created. They're intrigued by the the brand name, quality of the plastic shot glass and quality of the liquid. It's always nice to see a positive reaction (and smiles) once they taste it. Consumers are pleasantly surprised LIQS taste so good, not too sweet and packs a punch. It's the perfect balance between smooth, delicious and strong.

When do people buy LIQS most, and for what purpose?

Business is good all year round but particularly good in warmer months or warmer markets. We see LIQS being used at pool parties, BBQ's, weddings, boating, beach, tailgating and house parties. Instead of bringing a bottle of wine to a party, bring some LIQS. Boaters love it because it's plastic and easy to handle on the water. We see LIQS being used for weddings and special events, because it can be purchased by the case and you can serve many people very quickly. It makes casual bartending really, really easy.

You will also find our product being served in casinos, bars, nightclubs, hotels and being ordered by event organizers. We also fit in really well in the golf world.

How will you make money?

We are a volume business and currently have good profit margins, however, we reinvest everything back into growing the company. Our margins will get even better as we begin to do larger manufacturing runs. Our goal to exit via an acquisition from a large liquor supplier.

What's your biggest risk? What keeps you up at night?

This is a cash intensive business, so we are fundraising often.

What do you understand about your business that others don't get?

Liquor brands in the US operate in a three-tier system. Our customers are the local distributors in each state, who then sell to retail accounts, bars, hotels, etc., who in turn then sell to the end user (customers). We facilitate sales and marketing on all levels.

What's new about what you're making? How is it different?

We are the first premium, RTD (ready-to-drink) shot product in the world. The other brand is made using cheap spirits and are all artificial. Our branding, packaging and liquid are superior to any others.

How much are LIQS shots sold for?

At liquor stores, our shots are sold in a 3-pack for $6.99. Singles shots are sold at bars, clubs and festivals for between $5-10 each.

How do you sell your shots online?

We ship our shots to 30+ states from our online store at LIQSshot.com. We have multiple retail partners around the country that ship directly to the customer via Fedex. They require proof of age at time of delivery.

What types of venues do your shots really shine when it comes to sales?

Music is the overall arching sweet spot for where we work really, really well. We do many large music festivals, where we'll sell 3,000 - 6,000 shots over the course of a weekend. That's a big space for us. Concert venues do great also, because people are typically all compressed and waiting at the stage area, not wanting to lose their spot to see the show. The venue can send shot girls right into the crowd to sell our shots. It becomes a great impulse purchase because it's portable, pre-mixed and tastes great.

Not only do our shots work well in these venues for the consumer, but the venues love us as LIQS is a very high margin item. We sell to them to the venue for about $1.50 each, and they sell it to the customers for typically $8 to $10. That gives them a lot of profit, and they are selling to people that wouldn't have otherwise purchased shots due to not wanting to wait in line.

For these large venues, it's kind of our stance, officially, that they use shot girls. We have great outfits for them to wear, and we are very hands on with training them on the brand and how to get the most out of each venue from a sales perspective.

We're also in the Barclay's Center, where they sell us in the VIP suites by the bucket; typically for around $200 per bucket. It's great for people who are there with colleagues or clients watching the game or a concert, having a VIP experience. Typically, they would just offer bottles of liquor and wine. By allowing a really easy way for them to serve shots to a big group of people, it becomes a celebratory moment, which is often what people want when they go to these kinds of events. It really changes the dynamics of those gatherings.

We do big Vegas hotel pool parties, and next year we will also be doing a test on a major cruise ship line.

How did you come up with the idea for LIQS Shots?

I've been a marketing guy and lifelong entrepreneur, and I used to have an experiential marketing agency where we did a ton of marketing for liquor brands at bars and clubs all over the country. I had about 3,000 people working part time for me, so I've always had my head in that space. As someone that entertains a lot and boats often, I had an aha moment one day of, wouldn't it be great to be able to have something pre-made in a plastic container that I could easily serve guests? It kind of evolved from that, plus all of my travels. I started picking up different packaging that I used as inspiration. It took several years to come to the final idea of a portable premium shot, and when I ran with that concept, the mission and the goal was simple: to elevate the shot experience while making it portable.

What sets LIQS Shots apart from just doing normal shots in a bar?

We're so involved with a lot of really great events. We've associated the brand with the top music festivals; influencer and celebrity events in Manhattan, Miami, Dallas, Vegas and Los Angeles. Because of our involvement in so many events, the brand has become synonymous with good times and tasteful events. And, "tasteful" is not usually a word that people would associate with just taking shots. We're not aiming toward the college kids, dive bar type of clientele. Because of our shots being a mix of premium spirits and real fruit juice, we're going more for millennials who like to party and are seeking good, high quality products

What do your margins look like, and how are your revenues split between market segments?

Currently, our margins are right around 40%, and because we sell it distributors who sell to accounts, our margins remain the same regardless of what they sell it for. Our revenues are split 50/50 between retail and bars/clubs/festivals sales, and we see it staying pretty consistent that way in the future

How have sales grown since LIQS got started?

We sell our cases for an average of $41 each. In 2014, we sold about 430 cases. In 2015, we sold around 2,700. Last year, we sold about 6,900 cases, bringing us about $326k. This year we aim to sell 20,000 cases.

In a good retail store, we can sell about five cases a month, and a great store, we sell about 10 cases per month. So, that averages between $250 and $500 per store, per month. Obviously we don't work well in every store. It has to be the right demographic. Stores that we do work well in, we see it right away. We can see the traction take hold, and the more in-store tastings that we do with those stores the more consistent business it generates.

The sales at the events we serve are huge, and it also has built in marketing awareness. It drives our sales at our retail partners locally as well. People come away with great stories, great images, pictures and videos of the product at these festivals and concerts and sporting events that really help to paint and tell our overall story.

What is your sales strategy? How do you acquire your customers?

We've been able to hire full time sales reps in all of our major markets who help to manage the distributor. They also find local sales opportunities, call on accounts and manage events. We also have an online sales element that does very well around summertime and holidays. Our direct to online sales are actually shipped from one of our retail partners, so it still falls in that 50/50 market split.

What helps is that our brand name is great. It's catchy, and our logo and packaging is very tastefully done. We also have a good presence on social media, which gives us a very authentic, relaxed kind of storytelling platform whenever we are at our events.

Our story, that we're two founders who live in New York, trying to create something special that the world will appreciate and have a good time with. That is what consumers connect with. We are real people, and it's real people that want to have a great experience who are buying LIQS.

What are your plans to increase your distribution and footprint?

We have opened up three new states in the last 60 days alone. That, plus switching over from a broker model to direct hires is really going to have a big impact on our sales. For the first two and a half years, we were really just focusing on the off-premise market, but, discovering how well we fit in the on-premise market has definitely been a significant part of our growth and part of our story overall, as a brand.

When you think about the market size, how do you define that for yourselves?

It's such a nebulous, uncrowded space that it's really hard to say what the potential is. It's certainly tremendous, just by looking at the one or two competitors that are out there, and knowing a bit about their sales. The US is actually a little slower to embrace ready-to-drink products, but the potential is still in the many, many millions in the US, and significantly more on an international level.

Have you already expanded internationally, or is that the next stage of your business?

It's definitely a next stage for us. We do a little bit of business in Canada, but we're in conversations with several distributors in the UK, and initial conversations with some folks in Japan.

What does your manufacturing look like?

That's the fun stuff. Everything's from scratch, we even make our own plastic shot glasses. We have a mixologist on staff. He is also a food scientist, so developing the flavors was really fun. Essentially, we put a mixology spin to all of the flavors. We knew we wanted a tequila based shot, and we discussed the fact that people typically take it with a lick of salt and then squeeze a lime, and it's everything that makes your face pucker. Our mixologist was telling us that a more enjoyable way of doing it is to get an orange slice, put cinnamon on it, bite that, and then do the tequila shot. It changes the whole experience, so that's actually how we came up with our tequila cinnamon orange. All of our flavors have a cool little story like that.

We make our plastic shot glasses in New Jersey, and ship them to our manufacturing facility in Michigan. That's where everything comes together; the liquid and juices are all mixed together and the shot cups are filled and sealed there. Then, they get boxed and sent out to our distributors across the country.

Who are your competitors?

There is really only one other player in the market that we see as a significant competitor. They're called Twisted Shotz, and they're currently owned by Asahi, in Japan. They've already been acquired several times, so they're huge.

Where we stand out when comparing ourselves to Twisted Shotz is, they are a very low-quality product, and their branding isn't hip or cool. Their flavor profiles are called Buttery Nipple and Porn Star, whereas we have Vodka Lychee Grapefruit and Tequila Cinnamon Orange. Their shots are 25 ml, and ours are 50 ml. Twisted Shotz is made New Zealand and we are Made in USA.

What is your endgame for Liqs Shots?

Our goal is to be acquired in a couple of years and/or have a strategic partnership with a major liquor supplier so that we can grow globally and make this a huge success. From what we understand, we have to hit 30k cases a year to really start having those conversations, so we see the potential to have that happen very soon!

What will you be doing with the money you raise?

We will hire more sales staff and expand into more states.

Why raise money through equity crowdfunding?

We love the idea of being partially funded by current and potential customers and people that are excited and "get" what we are trying to do with the company.

ASK A QUESTION

Type your question here...

ASK QUESTION

RISKS SPECIFIC TO LIQS COCKTAIL SHOT

1.

We may have challenges with our manufacturer that could compromise the quality if our product or prevent us from being able to scale as we plan.

2. State and local laws that govern alcohol sales could change, making it more challenging for us to form partnerships or sell in differnent jurisdictions.

3. A better funded competitor could enter the market with better relationships and/or a higher marketing spend that could negatively impact our sales.

4.... READ MORE

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

LIQS Cocktail Shot is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$1,000 min INVEST

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LIQS
LIQS
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LIQS
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Harley Bauer

Co-Founder at LIQS™

LIQS • University of Miami

Greater New York City Area • 500+

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Experience

Co-Founder
LIQS
Jan 2013 – Present • 4 yrs 8 mos
New York City

Harley Bauer is a life-long entrepreneur who most recently launched LIQS, a line of super-premium, ready-to-drink mixed cocktail shots. Being the first of its kind, LIQS was built from the ground up with what is said to be one of the most uniquely innovative brands to break into the ready-to-drink spirit category in recent years. Launched in October 2013, LIQS has quickly garnered the attention of distributors, media and the public alike.

Chief Development Officer
Crumbs Bake Shop
Jun 2006 – Feb 2012 • 5 yrs 9 mos
Greater New York City Area

Harley Bauer served as the West Coast partner and Chief Development Officer for Crumbs Bake Shop from June 2007 to February 2012. In his role as CDO, Mr. Bauer developed the Los Angeles, Chicago, Boston and Washington D.C. markets. His accomplishments include the successful scouting of retail locations, lease negotiations, overseeing all aspects of store development and construction, hiring of staff and execution of dynamic store openings. During his time with Crumbs, Mr. Bauer oversaw the opening of 40 stores across the country.

In this roll, Mr. Bauer took a hands-on approach to public relations and social media by leveraging his years in the entertainment industry. Through these relationships, he was able to form unprecedented alliances with media companies, high-profile artists and celebrities which ultimately resulted in what is now the largest cupcake company worldwide.

Producer : Director of Development
FLUTIEntertainment
Jun 2001 – Apr 2006 • 4 yrs 11 mos

{Sourced Material}
{Nurtured Writers}
{Attached Talent}
{Budgeted Projects}
{Secured Financing}

Producer: E! Hollywood Hold'em

Agent Trainee
William Morris Endeavor
Sep 1998 – Jun 2001 • 2 yrs 10 mos

Education

University of Miami

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3rd

Jason Bauer

CEO/Founder at Voda Bauer Real Estate, Partner at Babeth's Feast, Founder of Crumbs Bakeshop

Bauer Brands • Boston University - School of Management

New York, New York • 500+

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Bauer is a lifetime entrepreneur and the founder of Crumbs Bakeshop, the pioneer of the gourmet cupcake industry. Before exiting the company in 2012 to focus on starting his real estate venture, Bauer grew Crumbs from a single lo...

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Founder & CEO
Bauer Brands
Nov 2012 – Present • 4 yrs 10 mos
New York

Private Equity & Consulting for the Food and Beverage industries.

Co Founder
LIQS
Sep 2014 – Present • 3 yrs
New York, New York

CEO/Founder
Voda Bauer Real Estate
Mar 2014 – Present • 3 yrs 6 mos
205 East 42nd Street, NYC

CEO & Founder
Voda Bauer Real Estate
May 2014 – Present • 3 yrs 4 mos
New York City

Voda Bauer is a ground breaking new full-service real estate firm that is changing the way business in the industry is conducted. Established by leading real estate expert Avi Voda and Jason Bauer, founder of Crumbs Bakeshop, the company takes a hands-on, professional approach to assist both residential and commercial clients throughout New York City.

Built on decades of real estate and business experience, Voda Bauer demystifies the process of buying, selling and renting property. Operating from a carefully constructed set of core values that prioritize the client's individual needs, team members create a completely customized experience that result in seamless real estate transactions from beginning to end. Voda Bauer's assistance continues even after the deal is complete, by providing clients with ongoing professional advice for navigating the market.

Voda Bauer Real Estate was born from the idea that real estate is much more than a transaction between two parties; it's a life change. Whether you're buying a home or renting an office, you're investing in a property where memories will be made and dreams will be realized. Which means it's far too important a decision to leave up to a by-the-numbers organization.
The creation of Voda Bauer Real Estate marks a turning point in the world of New York City real estate. The company is the culmination of Avi Voda and Jason Bauer's shared desire to create a full-service real estate firm that values the client above all else.

Partner
Babeth's Feast
Aug 2014 – Present • 3 yrs 1 mo
1422 Third Ave (80/81st) - NYC

Each day is packed with have-to-do's, but you still treasure the simple pleasure of taking the time to share exceptional food with family and friends. And when you do, you want to know it is fresh and delicious every time, even when you can't make it yourself.

At Babeth's Feast you can find the food you love, ready when you are, with a delightful selection of dishes which are flash frozen to preserve their nutritive value as well as their delicious taste. You can rely on our attention to detail and the care we put into each dish; whether it is a dinner with family, a Sunday brunch with friends or a date with yourself, every meal will become your own feast!

Visit NYC's only flash frozen gourmet food store on the UES at 1422 Third Ave, NYC or online at www.babethsfeast.com

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Education

Boston University - School of Management
BSBA, Finance & Marketing
1987 – 1991

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TEQUILA · CINNAMON · ORANGE | PREMIUM MIXED SHOTS
55 PROOF
27.5% ALC./VOL.
LIQS
COCKTAIL SHOT
LIQS
COCKTAIL SHOT



2nd

Michael Glickman

Founder at LIQS Cocktail Shots

LIQS • Georgia State University

New York, New York • 500+

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Founder of LIQS, the first premium Cocktail Shot. Premium spirits mixed with fruit juice, portable, low sugar and made in USA.

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Victor Bauer

CEO at New Pop Skinless Popcorn

New Pop Skinless Popcorn • New York University

Greater New York City Area • 240

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Founder Quality Snacks New Pop Skinless Popcorn Nana Bites

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Founder
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May 2016 – Present • 1 yr 4 mos
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Dec 2015 – Present • 1 yr 9 mos
New York, New York

Manufacturer for Innovative Healthy Snacks products.

CEO/Founder
Bauer Group
Sep 1987 – Sep 2016 • 29 yrs 1 mo
New York

Co Founder
Crumbs Bake Shop
May 2003 – May 2011 • 8 yrs 1 mo
New York, New York

Education

New York University
1967

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